                                                                     Exhibit d.3

         THIS SECURITY IS A GLOBAL  SECURITY WITHIN THE MEANING OF THE INDENTURE
HEREINAFTER  REFERRED  TO AND IS  REGISTERED  IN THE NAME OF A  DEPOSITARY  OR A
NOMINEE  THEREOF.  THIS  SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A
SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE
REGISTERED,  IN THE NAME OF ANY PERSON OTHER THAN SUCH  DEPOSITARY  OR A NOMINEE
THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                              CUSIP: _____________

No. 1

                       TORTOISE ENERGY CAPITAL CORPORATION

            $__________ Tortoise Notes, Series ___ Due ______________

     Tortoise Energy Capital Corporation,  a Maryland  Corporation,  promises to pay to Cede & Co., or registered assigns,  the principal sum of ________________
Dollars $___________) on _______________________________.

         Additional provisions of the Series ___ Tortoise Notes are set forth on the reverse side hereof.

         Dated: ____________________              TORTOISE ENERGY CAPITAL CORPORATION

                                                  By: __________________________
                                                       Name: David J. Schulte
                                                        Title: President and
                                                        Chief Executive Officer

                                                  By:___________________________
                                                       Name:  Terry C. Matlack
                                                        Title: Treasurer

TRUSTEE'S CERTIFICATE OF AUTHENTICATION           Seal

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated: ___________________

THE BANK OF NEW YORK TRUST COMPANY, N.A., AS TRUSTEE

By:_______________________
     Authorized Signatory

                          FORM OF REVERSE SIDE OF NOTE

                       TORTOISE ENERGY CAPITAL CORPORATION

             $_______________ Series ___ Tortoise Notes Due ________

     This Note is one of a duly  authorized  series of  Securities  of  Tortoise
Energy Capital Corporation,  a Maryland  corporation (such corporation,  and its successors  and  assigns  under the  Indenture  (as defined  below)  hereinafter referred  to,  being  herein  called  the  "Company")  issued  pursuant  to  the provisions of an indenture (the "Base Indenture") dated November 14, 2005 by and between  the Company and The Bank of New York Trust  Company,  N.A.,  a national banking association (together with its successors,  the "Trustee"),  as trustee, and a  supplemental  indenture  between  the Company and the Trustee to be dated
________________  (the  "Supplemental  Indenture,"  and  together  with the Base
Indenture,  the  "Indenture").  Defined  terms  used in this Note shall have the meanings ascribed to them in the Indenture.

1. Interest

     The Company  promises to pay interest on the principal amount of the Series
__ Tortoise Notes (the "Tortoise Notes") at the Applicable Rate until maturity.

     General. Each series of Tortoise Notes will bear interest at the Applicable
Rate  determined as set forth below,  payable on the respective  dates set forth below.  Interest on the Tortoise  Notes shall be payable when due (as  described below).  If the Company does not pay interest when due, it will trigger an event of default under the Indenture (subject to the cure provisions), and the Company will be restricted from declaring  dividends and making other distributions with respect to its common stock and any preferred stock.

     On the Business Day next preceding each Interest  Payment Date, the Company is required to deposit with the Paying Agent sufficient funds for the payment of interest.  The Company does not intend to establish any reserves for the payment of interest.

     All moneys paid to the Paying  Agent for the  payment of interest  shall be held in trust for the payment of such interest to the Holders.  Interest will be paid by the Paying Agent to the Holders as their names appear on the  securities ledger or securities  records of the Company,  which Holder(s) is expected to be the nominee of the Securities Depository.  The Securities Depository will credit the  accounts  of the  Agent  Members  of the  Holders  in  accordance  with the
Securities  Depository's normal procedures.  The Securities Depository's current procedures  provide for it to  distribute  interest  in same-day  funds to Agent
Members who are, in turn,  expected to  distribute  such interest to the persons for whom they are acting as agents.  The Agent Member of a beneficial owner will be  responsible  for  holding or  disbursing  such  payments  on the  applicable
Interest   Payment  Date  to  such  beneficial  owner  in  accordance  with  the instructions of such Holder.

     Interest  in arrears  for any past Rate  Period may be subject to a Default
Rate  of  interest  (described  below)  and may be  paid  at any  time,  without reference to any regular  Interest  Payment  Date, to the Holders as their names appear on the  securities  ledger or  securities  records of the Company on such date, not exceeding 15 days preceding the payment date thereof,  as may be fixed by the Board of Directors. Any interest payment shall first be credited against the earliest accrued but unpaid interest. No interest will be payable in respect of any payment or payments which may be in arrears.

     The amount of interest  payable on each Interest  Payment Date of each Rate
Period of less than one (1) year (or in respect of interest  on another  date in connection  with a  redemption  during  such Rate  Period)  shall be computed by multiplying the Applicable Rate (or the Default Rate) for such Rate Period (or a portion  thereof) by a fraction,  the  numerator  of which will be the number of days in such Rate  Period (or portion  thereof)  that such  Tortoise  Notes were outstanding and for which the Applicable Rate or the Default Rate was applicable and the denominator of which will be 360,  multiplying the amount so obtained by
$25,000,  and  rounding the amount so obtained to the nearest  cent.  During any
Rate Period of one (1) year or more,  the amount of interest per  Tortoise  Note payable on any Interest  Payment Date (or in respect of interest on another date in  connection  with a redemption  during such Rate Period) shall be computed as described in the preceding sentence.

     Determination  of Interest  Rate.  The  interest  rate for the initial Rate
Period  (i.e.,  the period from and  including  the  Original  Issue Date to and including the initial  Auction Date) and the initial  Auction Date are set forth on the cover page of the Prospectus.  After the initial Rate Period,  subject to certain exceptions, the Tortoise Notes will bear interest at the Applicable Rate that the Auction Agent advises the Company has resulted from an Auction.

     The initial Rate Period for Tortoise Notes Series ___ shall be 8 days. Rate
Periods  after the initial Rate Period shall either be Standard Rate Periods or, subject to certain conditions and with notice to Holders, Special Rate Periods.

     A Special Rate Period will not be effective unless Sufficient Clearing Bids exist at the  Auction  in  respect  of such  Special  Rate  Period  (that is, in general,  the  aggregate  amount of  Tortoise  Notes  subject  to Buy  Orders by
Potential  Holders is at least equal to the aggregate  amount of Tortoise  Notes subject to Sell Orders by Existing Holders).

     Interest will accrue at the  Applicable  Rate from the Original  Issue Date and shall be payable on each Interest Payment Date thereafter.  For Rate Periods of less than 30 days,  Interest  Payment Dates shall occur on the first Business
Day following  such Rate Period and, if greater than 30 days,  then on a monthly basis on the first Business Day of each month within such Rate Period and on the
Business Day following  the last day of such Rate Period.  Interest will be paid through the Securities Depository on each Interest Payment Date.

     Except during a Default  Period as described  below,  the  Applicable  Rate resulting  from an Auction will not be greater than the Maximum  Rate,  which is equal to the Applicable  Percentage of the Reference Rate, subject to upward but not  downward  adjustment  in the  discretion  of the Board of  Directors  after
consultation  with  the  Broker-Dealers.   The  Applicable  Percentage  will  be
determined based on the lower of the credit ratings assigned on that date to the
Tortoise Notes by Moody's and Fitch, as follows:

           Moody's                      Fitch
        Credit Rating                Credit Rating      Applicable Percentage
--------------------------------------------------------------------------------
        Aa3 or above                  AA- or above              200%
          A3 to A1                      A- to A+                250%
        Baa3 to Baa1                  BBB- to BBB+              275%
         Below Baa3                    Below BBB-               300%

     The  Reference  Rate is the  greater  of (1) the  applicable  AA  Composite
Commercial  Paper  Rate  (for a Rate  Period  of  fewer  than  184  days) or the applicable  Treasury Index Rate (for a Rate Period of 184 days or more),  or (2)
the  applicable  LIBOR.  For Standard Rate Periods or less only,  the Applicable
Rate resulting from an Auction will not be less than the Minimum Rate,  which is
70% of the  applicable  AA Composite  Commercial  Paper Rate. No Minimum Rate is
specified for Auctions in respect to Rate Periods of more than the Standard Rate
Period.

     The Maximum Rate for the Tortoise Notes will apply automatically  following an Auction for the notes in which  Sufficient  Clearing  Bids have not been made
(other than because all Tortoise  Notes were subject to Submitted  Hold Orders).
If an  Auction  for any  subsequent  Rate  Period  is not held  for any  reason, including because there is no Auction Agent or Broker-Dealer,  then the Interest
Rate on the  Tortoise  Notes for any such Rate Period  shall be the Maximum Rate
(except for  circumstances  in which the Interest  Rate is the Default  Rate, as described below).

     The All Hold Rate will apply  automatically  following  an Auction in which all of the  outstanding  Tortoise  Notes  are  subject  to (or are  deemed to be subject to) Submitted Hold Orders. The All Hold Rate is 80% of the applicable AA
Composite Commercial Paper Rate.

     Prior to each Auction,  Broker-Dealers  will notify Holders and the Trustee of the term of the next succeeding Rate Period as soon as practicable  after the
Broker-Dealers  have been so advised by the Company.  After each Auction, on the
Auction Date,  Broker-Dealers will notify Holders of the Applicable Rate for the next  succeeding  Rate  Period and of the  Auction  Date of the next  succeeding
Auction.

     Notification  of Rate Period.  The Company will  designate  the duration of subsequent  Rate Periods of each series of Tortoise  Notes;  provided,  however, that no such  designation is necessary for a Standard Rate Period and,  provided further,  that any  designation of a Special Rate Period shall be effective only if (i) notice thereof shall have been given as provided herein, (ii) any failure to pay in a timely  manner to the Trustee the full amount of any interest on, or the redemption price of, Tortoise Notes shall have been cured as provided above,
(iii)  Sufficient  Clearing  Bids shall have  existed in an Auction  held on the
Auction Date  immediately  preceding the first day of such proposed Special Rate
Period,  (iv) if the  Company  shall  have  mailed a Notice of  Redemption  with respect  to any  Tortoise  Notes,  the  redemption  price  with  respect to such
Tortoise  Notes shall have been  deposited  with the Paying  Agent,  and (v) the
Company has confirmed  that as of the Auction Date next  preceding the first day of such Special Rate Period, it has Eligible Assets with an aggregate Discounted
Value at least equal to the Tortoise  Notes Basic  Maintenance  Amount,  and the
Company has consulted with the  Broker-Dealers  and has provided  notice of such designation and otherwise complied with the Rating Agency Guidelines.

     Designation of a Special Rate Period.  If the Company proposes to designate any Special Rate Period,  not fewer than seven (7) (or two (2) Business  Days in the event the  duration of the

Rate Period  prior to such Special Rate Period is fewer than eight (8) days) nor more than 30 Business  Days prior to the first day of such  Special Rate Period, notice shall be (i) made by press release and (ii)  communicated  by the Company by telephonic  or other means to the Trustee and  confirmed in writing  promptly thereafter.  Each such  notice  shall  state (A) that the  Company  proposes  to exercise its option to designate a  succeeding  Special Rate Period,  specifying the first and last days thereof and (B) that the Company will by 3:00 p.m.,  New
York City time, on the second  Business Day next preceding the first day of such
Special Rate Period, notify the Auction Agent and the Trustee, who will promptly notify the Broker-Dealers,  of either (x) its determination,  subject to certain conditions,  to proceed with such  Special Rate Period,  subject to the terms of any Specific Redemption Provisions, or (y) its determination not to proceed with such Special Rate Period, in which latter event the succeeding Rate Period shall be a Standard Rate Period.

     No later than 3:00 p.m.,  New York City time,  on the second  Business  Day next  preceding the first day of any proposed  Special Rate Period,  the Company shall deliver to the Trustee and the Auction Agent, who will promptly deliver to the Broker-Dealers and Existing Holders, either:

     (i) a notice  stating (A) that the Company has  determined to designate the next succeeding  Rate Period as a Special Rate Period,  specifying the first and last days thereof and (B) the terms of any Specific Redemption Provisions; or

     (ii) a notice  stating that the Company has  determined not to exercise its option to designate a Special Rate Period.

     If the Company  fails to deliver  either  such  notice with  respect to any designation  of any proposed  Special  Rate Period to the Auction  Agent and the
Auction Agent is unable to make the  confirmation  described above by 3:00 p.m.,
New York City time, on the second  Business Day next  preceding the first day of such proposed Special Rate Period, the Company shall be deemed to have delivered a notice to the Auction Agent with respect to such Rate Period to the effect set forth in clause (ii) above, thereby resulting in a Standard Rate Period.

     Default Period.  Subject to cure provisions,  a Default Period with respect to a particular  series of Tortoise  Notes will commence on any date the Company fails to deposit  irrevocably in trust in same-day funds,  with the Paying Agent by 12:00 noon, New York City time,

     (A) the full amount of any declared  interest on that series payable on the
Interest Payment Date (an "Interest Default"), or

     (B) the full  amount  of any  redemption  price  (the  "Redemption  Price")
payable on the date fixed for redemption (the "Redemption  Date") (a "Redemption
Default"  and  together  with an Interest  Default,  hereinafter  referred to as
"Default").

     Subject to cure  provisions,  a Default  Period with respect to an Interest
Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid  interest and any unpaid  Redemption  Price shall have been deposited irrevocably in trust in same-day funds with the Paying
Agent.  In the case of an Interest  Default,  the Applicable  Rate for each Rate
Period commencing during a Default Period will be equal to the

Default Rate, and each subsequent Rate Period  commencing after the beginning of a Default Period shall be a Standard Rate Period;  provided,  however,  that the commencement of a Default Period will not by itself cause the  commencement of a new Rate Period.

     No  Auction  shall be held  during a  Default  Period  with  respect  to an
Interest Default  applicable to that series of Tortoise Notes. No Default Period with respect to an Interest  Default or  Redemption  Default  shall be deemed to commence  if the amount of any  interest  or any  Redemption  Price due (if such default is not solely due to the willful  failure of the  Company) is  deposited irrevocably in trust, in same-day funds with the Paying Agent by 12:00 noon, New
York City time within three Business Days after the applicable  Interest Payment
Date or  Redemption  Date,  together  with an amount  equal to the Default  Rate applied to the  amount of such  non-payment  based on the actual  number of days comprising such period divided by 360 for each series. The Default Rate shall be equal to the Reference Rate multiplied by three (3).

2. Trustee, Paying Agent and Auction Agent

     The Trustee will act as Paying  Agent with  respect to the  Tortoise  Notes unless  and until  another  entity  appointed  by a  resolution  of the Board of
Directors  enters into an agreement  with the Company to serve as paying  agent, which paying agent may be the same as the Trustee or the Auction Agent.

     The Bank of New York, a national  banking  association  duly  organized and operating  under the laws of the United  States of America,  will act as Auction
Agent  unless  and  until  another  commercial  bank,  trust  company,  or other financial institution appointed by a resolution of the Board of Directors enters into an  agreement  with the  Company to follow the Auction  Procedures  for the purpose of determining the Applicable Rate.

3. Indenture

     The terms of the Tortoise  Notes  include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939
(15 U.S.C.  ss.ss.  77aaa-77bbbb) as in effect on the date of the Indenture (the
"Act").  The  Tortoise  Notes are  subject  to all such  terms,  and  Holders of
Tortoise  Notes are  referred to the  Indenture  and the Act for a statement  of those terms.

     The aggregate principal amount of Tortoise Notes which may be authenticated and  delivered  under  the  Indenture  is  unlimited  (per  Section  3.1  of the
Indenture). The Tortoise Notes are one of the Auction Rate Senior Notes referred to in the Indenture.  The Indenture imposes certain  limitations on, among other things, the issuance of debt and redeemable stock by the Company, the payment of dividends  and  other  distributions  and  acquisitions  or  retirements  of the
Company's capital stock and transactions with Affiliates.

4. Optional Redemption

     To the extent permitted under the Investment  Company Act and Maryland law, the Company at its option may redeem  Tortoise Notes having a Rate Period of one year or less, in whole or in part, out of funds legally available  therefor,  on the Interest Payment Date upon not less than 15 days' and not more than 40 days'
prior notice.  This optional redemption is not

available  during the initial Rate Period or during any period  during which the
Company  does not  have the  option  to  redeem  Tortoise  Notes.  The  optional redemption  price  shall be  equal  to the  aggregate  principal  amount  of the
Tortoise Notes to be redeemed,  plus an amount equal to accrued  interest to the date fixed for redemption.  Tortoise Notes having a Rate Period of more than one year are  redeemable at the option of the Company,  in whole or in part,  out of funds legally available therefor,  prior to the end of the relevant Rate Period, upon not less than 15 days' and not more than 40 days' prior notice,  subject to any Specific Redemption Provisions,  which may include the payment of redemption premiums.  The Company  shall not effect any  optional  redemption  unless after giving  effect  thereto (1) the Company has available on such date fixed for the redemption  certain  Deposit  Securities with maturity or tender dates not later than the day preceding  the  applicable  redemption  date and having a value not less than the amount  (including  any  applicable  premium)  due to Holders of a series of  Tortoise  Notes by reason of the  redemption  of a series of Tortoise
Notes  and (2)  the  Company  would  have  Eligible  Assets  with  an  aggregate
Discounted Value at least equal to the Tortoise Notes Basic  Maintenance  Amount immediately subsequent to such redemption.

     The Company also reserves the right to repurchase  Tortoise Notes in market or other transactions from time to time in accordance with applicable law and at a price  that may be more or less  than the  principal  amount  of the  Tortoise
Notes, but is under no obligation to do so.

5. Mandatory Redemption

     If the  Company  fails  to  maintain  Eligible  Assets  with  an  aggregate
Discounted Value at least equal to the Tortoise Notes Basic  Maintenance  Amount as of any Valuation  Date or, fails to satisfy the 1940 Act Tortoise Notes Asset
Coverage as of the last Business Day of any month, and such failure is not cured within ten Business Days  following such Valuation Date in the case of a failure to maintain the Tortoise Notes Basic Maintenance  Amount or on the last Business
Day of the  following  month in the case of a failure to  maintain  the 1940 Act
Tortoise  Notes  Asset  Coverage  as of such last  Business  Day (each an "Asset
Coverage Cure Date"), the Tortoise Notes will be subject to mandatory redemption out of funds legally available therefor.

     The principal amount of Tortoise Notes to be redeemed in such circumstances will be equal to the  lesser of (1) the  minimum  principal  amount of  Tortoise
Notes the redemption of which, if deemed to have occurred  immediately  prior to the opening of business on the relevant Asset  Coverage Cure Date,  would result in the Company having  Eligible  Assets with an aggregated  Discounted  Value at least equal to the Tortoise  Notes Basic  Maintenance  Amount or  sufficient  to satisfy  the 1940 Act  Tortoise  Notes  Asset  Coverage,  as the case may be, in either case as of the relevant Asset Coverage Cure Date (provided that, if there is no such minimum  principal  amount of Tortoise  Notes the redemption of which would have such result,  all Tortoise Notes then  outstanding will be redeemed), and (2) the maximum  principal amount of Tortoise Notes that can be redeemed out of funds expected to be available therefor on the Mandatory  Redemption Date (as defined below) at the Mandatory Redemption Price (as defined below).

     Any  redemption  of less than all of the  outstanding  Tortoise  Notes of a series will be made from Tortoise Notes  designated by the Company.  The Company shall  designate  Tortoise  Notes to be  redeemed  on a pro rata basis among the
Holders in proportion to the  principal  amount of Tortoise  Notes they hold, by lot or such other  method as the Company  shall deem  equitable.  No optional or mandatory  redemption of less than all outstanding Tortoise Notes of a series will be made unless the aggregate principal amount of Tortoise Notes to be redeemed is equal to $25,000 or integral multiples thereof. Any redemption of less than all Tortoise Notes  outstanding will be made in such a manner that all
Tortoise   Notes   outstanding   after  such   redemption   are  in   authorized
denominations.

     The Company is required  to effect  such a mandatory  redemption  not later than 40 days  after  the  Asset  Coverage  Cure  Date,  as the  case may be (the
"Mandatory  Redemption  Date"),  except that if the Company  does not have funds legally  available for the redemption of, or is not otherwise  legally permitted to redeem, all of the outstanding  Tortoise Notes of a series, which are subject to  mandatory  redemption,  or the  Company  otherwise  is unable to effect such redemption  on or prior to such  Mandatory  Redemption  Date,  the Company  will redeem  those  Tortoise  Notes on the  earliest  practicable  date on which  the
Company will have such funds available, upon notice to record owners of Tortoise
Notes and the Paying Agent. The Company's ability to make a mandatory redemption may be limited by the provisions of the Investment  Company Act or Maryland law.
The redemption price per Tortoise Note in the event of any mandatory  redemption will be the  principal  amount,  plus an  amount  equal to  accrued  but  unpaid interest to the date fixed for redemption, plus (in the case of a Rate Period of more than one year) a redemption  premium,  if any,  determined  by the Board of
Directors  after  consultation  with  the  Broker-Dealers  and set  forth in any applicable Specific Redemption Provisions (the "Mandatory Redemption Price").

6. Notice of Redemption

     Pursuant to Rule 23c-2 under the  Investment  Company Act, the Company will file a notice of its  intention to redeem with the SEC so as to provide at least the minimum  notice  required by such Rule or any  successor  provision  (notice currently  must be filed  with the SEC  generally  at least 30 days prior to the redemption  date).  The  Company  shall  deliver a notice of  redemption  to the
Auction Agent and the Trustee  containing the  information  described  below one
Business Day prior to the giving of notice to Holders in the case of an optional redemption  and on or prior to the 30th day preceding  the Mandatory  Redemption
Date in the case of a mandatory redemption.  The Trustee will use its reasonable efforts to provide notice to each holder of Tortoise Notes called for redemption by  electronic  means not later than the close of business on the  Business  Day immediately  following  the  Business  Day on which the Trustee  determines  the principal  amount of Tortoise Notes to be redeemed (or,  during a Default Period with respect to such Tortoise Notes, not later than the close of business on the
Business Day immediately  following the day on which the Trustee receives notice of redemption from the Company).  Such notice will be confirmed  promptly by the
Trustee in writing not later than the close of  business  on the third  Business
Day  preceding  the  redemption  date by providing  the notice to each holder of record of Tortoise Notes called for  redemption,  the Paying Agent (if different from the Trustee) and the Securities  Depository  ("Notice of Redemption").  The
Notice of Redemption will be addressed to the registered  owners of the Tortoise
Notes at their addresses appearing on the books or share records of the Company.
Such notice will set forth (1) the redemption date, (2) the principal amount and identity of Tortoise Notes to be redeemed,  (3) the redemption price (specifying the amount of accrued interest to be included therein), (4) that interest on the
Tortoise Notes to be redeemed will cease to accrue on such redemption  date, and
(5) the Investment  Company Act provision under which  redemption shall be made.
No defect in

the Notice of Redemption or in the  transmittal  or mailing  thereof will affect the validity of the  redemption  proceedings,  except as required by  applicable law.

     If less than all of the outstanding Tortoise Notes of a series are redeemed on any date,  the amount per Holder to be redeemed on such date will be selected by the  Company on a pro rata basis in  proportion  to the  principal  amount of
Tortoise  Notes  held by such  Holders,  by lot or by such  other  method  as is determined by the Company to be fair and equitable,  subject to the terms of any
Specific   Redemption   Provisions   and  subject  to   maintaining   authorized
denominations  as described  above.  Tortoise  Notes may be subject to mandatory redemption  as  described  herein  notwithstanding  the  terms  of any  Specific
Redemption  Provisions.  The Auction  Agent will give  notice to the  Securities
Depository,  whose  nominee  will be the  record  holder of all of the  Tortoise
Notes,  and the  Securities  Depository  will determine the Tortoise Notes to be redeemed  from the account of the Agent Member of each  beneficial  owner.  Each
Agent  Member  will  determine  the  principal  amount of  Tortoise  Notes to be redeemed from the account of each  beneficial  owner for which it acts as agent.
An Agent Member may select for  redemption  Tortoise  Notes from the accounts of some beneficial  owners without selecting for redemption any Tortoise Notes from the accounts of other  beneficial  owners.  Notwithstanding  the  foregoing,  if neither the Securities Depository nor its nominee is the record holder of all of the Tortoise  Notes,  the  particular  principal  amount to be redeemed shall be selected by the Company by lot,  on a pro rata basis  between  each series or by such other method as the Company shall deem fair and equitable,  as contemplated above.

     If Notice of Redemption has been given, then upon the deposit of funds with the Paying Agent sufficient to effect such redemption, interest on such Tortoise
Notes will cease to accrue and such  Tortoise  Notes will no longer be deemed to be  outstanding  for any  purpose  and all rights of the owners of the  Tortoise
Notes so called for redemption will cease and terminate, except the right of the owners of such Tortoise Notes to receive the redemption  price,  but without any interest or additional amount. The Company shall be entitled to receive from the
Paying Agent,  promptly after the date fixed for redemption,  any cash deposited with the Paying  Agent in excess of (1) the  aggregate  redemption  price of the
Tortoise Notes called for redemption on such date and (2) such other amounts, if any, to which holders of Tortoise  Notes called for  redemption may be entitled.
The Company will be entitled to receive,  from time to time after the date fixed for redemption, from the Paying Agent the interest, if any, earned on such funds deposited  with the Paying  Agent and the owners of  Tortoise  Notes so redeemed will  have no claim to any such  interest.  Any  funds so  deposited  which  are unclaimed  two years  after  such  redemption  date will be paid,  to the extent permitted by law, by the Paying  Agent to the Company  upon its  request.  After such payment,  holders of Tortoise  Notes called for redemption may look only to the Company for payment.

     So long as any  Tortoise  Notes are held of record  by the  nominee  of the
Securities Depository, the redemption price for such Tortoise Notes will be paid on  the  redemption  date  to the  nominee  of the  Securities  Depository.  The
Securities  Depository's  normal  procedures  provide for it to  distribute  the amount of the  redemption  price to Agent Members who, in turn,  are expected to distribute such funds to the persons for whom they are acting as agent.

     Notwithstanding the provisions for redemption  described above, no Tortoise
Notes may be redeemed unless all interest in arrears on the Outstanding Tortoise
Notes, and any

indebtedness of the Company  ranking on a parity with the Tortoise  Notes,  have been or are being  contemporaneously  paid or set aside for  payment,  except in connection  with the liquidation of the Company in which case all Tortoise Notes and all  indebtedness  ranking on a parity with the Tortoise  Notes must receive proportionate  amounts and that the foregoing  shall not prevent the purchase or acquisition  of all the  Outstanding  Tortoise  Notes pursuant to the successful completion of an otherwise  lawful  purchase or exchange  offer made on the same terms to, and accepted by, Holders of all Outstanding Tortoise Notes.

     Except  for  the  provisions  described  above,  nothing  contained  in the
Indenture limits any legal right of the Company to purchase or otherwise acquire
Tortoise Notes outside of an Auction at any price,  whether higher or lower than the  price  that  would be paid in  connection  with an  optional  or  mandatory redemption,  so long as, at the time of any such purchase, there is no arrearage in the payment of interest on or the mandatory or optional redemption price with respect to, any Tortoise Notes for which Notice of Redemption has been given and the Company is in compliance with the 1940 Act Tortoise Notes Asset Coverage and has  Eligible  Assets with an aggregate  Discounted  Value at least equal to the
Tortoise Notes Basic Maintenance  Amount after giving effect to such purchase or acquisition on the date thereof. If less than all outstanding Tortoise Notes are redeemed or otherwise acquired by the Company,  the Company shall give notice of such transaction to the Auction Agent, in accordance with the procedures  agreed upon by the Board of Directors.

7. Denominations; Transfer; Exchange

     The Tortoise Notes are in registered form without coupons in  denominations of the Principal Amount of $25,000 and integral  multiples thereof. A Holder may transfer  or exchange  Tortoise  Notes in  accordance  with the  Indenture.  The
Company, Security Registrar or Trustee may require a Holder, among other things, to furnish  appropriate  endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

8. Persons Deemed Owners

     The Tortoise  Notes are being  issued by means of a book-entry  only system with no physical  distribution  of certificates to be made except as provided in the  Indenture.  The  book-entry  system will be  maintained  by the  Securities
Depository and will evidence  ownership of the Tortoise Notes, with transfers of ownership  effected  on  the  records  of  the  Securities  Depository  and  its participants pursuant to the rules and procedures  established by the Securities
Depository  and its  participants.  The Company  will  recognize  Cede & Co., as nominee of the Securities Depository, as the owner of the Tortoise Notes for all purposes,  including  payment of  principal  and  interest,  notices and voting.
Transfer of principal and interest to participants of the Securities  Depository will  be the  responsibility  of the  Securities  Depository,  and  transfer  of
principal  and  interest  to  beneficial   owners  of  the  Tortoise   Notes  by
participants  of the Securities  Depository will be the  responsibility  of such participants and other nominees of such beneficial  owners. The Company will not be  responsible  or liable for such  transfers  or payments or for  maintaining, supervising or reviewing the records  maintained by the  Securities  Depository, its participants or persons acting through such participants.

9. Unclaimed Money

     If money for the payment of Principal or interest remains unclaimed for two years,  the Trustee or Paying Agent shall pay the money back to the Company,  to the extent  permitted by law.  After any such payment,  Holders  entitled to the money must look only to the Company and not to the Trustee for payment.

10. Defeasance

     Subject to certain  conditions,  the Company at any time may terminate some or all of its  obligations  under the  Tortoise  Notes and the  Indenture if the
Company deposits with the Trustee money, U.S. Government Obligations, such other obligations or arrangements as may be specified,  or a combination  thereof,  in each  case  sufficient,  in the  opinion  of a  nationally  recognized  firm  of independent public accountants  expressed in a written certification thereof for the payment of Principal  and any premium and interest on the Tortoise  Notes on the respective Stated Maturities,  in accordance with the terms of the Indenture and such Securities.

11. Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Tortoise Notes may be amended with the written  consent of the Holders of at least a majority in Principal  Amount  outstanding  of the Tortoise Notes and
(ii) any  default or  noncompliance  with any  provision  may be waived with the written consent of the Holders of a majority in Principal Amount  outstanding of the Tortoise  Notes.  Subject to certain  exceptions set forth in the Indenture, without the  consent of any Holder of the  Tortoise  Notes,  the Company and the
Trustee  may  amend  the  Indenture  or the  Tortoise  Notes:  to  evidence  the succession  of another  Person to the  Company  and the  assumption  by any such successor  of  the  covenants  of  the  Company  in  the  Indenture  and  in the
Securities;  to add to the  covenants  of the  Company  for the  benefit  of the
Holders of all or any series of Securities  (and if such covenants are to be for the benefit of less than all series of  Securities,  stating that such covenants are  expressly  being  included  solely for the  benefit  of such  series) or to surrender any right or power conferred upon the Company by the Indenture; to add any  additional  Events of Default  for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit  of less than all series of  Securities,  stating  that such  additional
Events of Default are expressly  being  included  solely for the benefit of such series);  to add to or change any of the  provisions  of the  Indenture  to such extent as shall be necessary to permit or facilitate  the issuance of Securities in bearer form,  registrable  or not  registrable  as to principal,  and with or without interest coupons,  or to permit or facilitate the issuance of Securities in uncertificated  form; to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities,  provided that any such addition, change or elimination (A) shall neither (1) apply to any Security of any series created prior to the execution of such supplemental  indenture and entitled  to the  benefit  of such  provision  nor (2)  modify the rights of the
Holder of any such Security  with respect to such  provision or (B) shall become effective only when there is no such Security  Outstanding;  or to establish the form or  terms  of  Securities  of any  series  and to  increase  the  aggregate principal  amount of any Outstanding  series of Securities,  as permitted by the
Indenture;  to evidence  and  provide for the  acceptance  of  appointment  by a successor  Trustee with respect to the  Securities  of one or more series and to add to or change any of the provisions

of the  Indenture  as  shall be  necessary  to  provide  for or  facilitate  the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements  of  the  Indenture;  or to  cure  any  ambiguity,  to  correct  or supplement any provision which may be defective or  inconsistent  with any other provision,  or to make any other provisions with respect to matters or questions arising  under this  Indenture,  provided  that such action shall not  adversely affect the  interests of the Holders of Securities of any series in any material respect.

12. Events of Default and Acceleration of Maturity; Remedies

     Any one of the following events constitutes an "event of default" under the
Indenture:

     o    default in the  payment of any  interest  upon any series of  Tortoise
          Notes when it becomes  due and  payable  and the  continuance  of such default for a period of 30 days;

     o    default  in  the  payment  of  any  Redemption  Price  payable  on the
          Redemption Date;

     o    default in the payment of the  principal of, or premium on, any series of Tortoise Notes at its Stated Maturity;

     o    default in the performance,  or breach, of any covenant or warranty of the  Company in the  Indenture  (other  than a covenant  or warranty a default in whose  performance  or whose breach is  specifically  dealt with in  Section  5.1 of the  Indenture  or which has  expressly  been included in the Indenture solely for the benefit of series of Tortoise
          Notes other than this  series),  and  continuance  of such  default or breach  for a  period  of 90 days  after  there  has  been  given,  by registered or certified  mail, to the Company by the Trustee a written notice  specifying  such  default  or breach  and  requiring  it to be remedied and stating that such notice is a "Notice of Default";

     o    the entry by a court  having  jurisdiction  in the  premises  of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable  Federal or State  bankruptcy, insolvency,  reorganization  or other  similar  law or (B) a decree or order  adjudging the Company a bankrupt or insolvent,  or approving as
          properly  filed  a  petition  seeking   reorganization,   arrangement,
          adjustment  or  composition  of or in respect of the Company under any applicable Federal or State law, or appointing a custodian,  receiver, liquidator,  assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs,  and the  continuance of any such decree or order for relief or any such other  decree or order unstayed and in effect for a period of 60  consecutive  days (provided that, if any Person  becomes the successor to the Company  pursuant to
          Article  VIII of the  Indenture  and  such  Person  is a  corporation, partnership or trust organized and validly existing under the law of a jurisdiction  outside  the  United  States,  each  reference  in  this paragraph to an applicable  Federal or State law of a particular  kind shall be deemed to refer to such law or any applicable  comparable law of

          such  non-U.S.  jurisdiction,  for  as  long  as  such  Person  is the successor to the Company hereunder and is so organized and existing);

     o    the  commencement  by the  Company of a voluntary  case or  proceeding
          under  any  applicable   Federal  or  State  bankruptcy,   insolvency,
          reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the  Company in an involuntary case or proceeding  under any applicable  Federal or State bankruptcy, insolvency,  reorganization or other similar law or to the commencement  of any  bankruptcy  or  insolvency  case  or  proceeding against  it, or the  filing by it of a  petition  or answer or consent seeking reorganization or relief under any applicable Federal or State law,  or the  consent by it to the filing of such  petition  or to the
          appointment  of  or  taking  possession  by  a  custodian,   receiver,
          liquidator,  assignee, trustee, sequestrator or other similar official of the  Company or of any  substantial  part of its  property,  or the making by it of an  assignment  for the benefit of  creditors,  or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of  corporate  action by the Company in  furtherance  of any such  action  (provided  that,  if any  Person becomes the  successor to the Company  pursuant to Article VIII of the
          Indenture  and such  Person  is a  corporation,  partnership  or trust organized and validly existing under the law of a jurisdiction outside the United  States,  each reference in this paragraph to an applicable
          Federal or State law of a particular  kind shall be deemed to refer to
          such  law  or  any   applicable   comparable   law  of  such  non-U.S.
          jurisdiction,  for as long  as such  Person  is the  successor  to the
          Company hereunder and is so organized and existing);

     o    if, pursuant to Section 18(a)(1)(c)(ii) of the Investment Company Act,
          on the last business day of each of twenty-four  consecutive  calendar months any series of Tortoise  Notes  shall have an asset  coverage of less than 100%; or

     o    any other Event of Default  provided with respect to Tortoise Notes of this series.

     Upon the  occurrence of an Event of Default with respect to Tortoise  Notes of any series at the time  Outstanding  occurs and is continuing,  then in every such case the Trustee or the  Holders of not less than a majority  in  principal amount  of the  Outstanding  Tortoise  Notes  of that  series  may  declare  the principal  amount of all the  Tortoise  Notes of that series (or, in the case of any  Security of that  series  which  specifies  an amount to be due and payable thereon  upon  acceleration  of the  Maturity  thereof,  such  amount  as may be specified by the terms thereof) to be due and payable  immediately,  by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such  declaration  such  principal  amount (or  specified  amount)  shall become immediately due and payable. If an Event of Default specified above with respect to Tortoise Notes of any series at the time  Outstanding  occurs,  the principal amount of all the Tortoise Notes of that series (or, in the case of any Security of that series  which  specifies  an amount to be due and payable  thereon  upon acceleration  of the  Maturity  thereof,  such amount as may be specified by the terms thereof) shall automatically,  and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

     At any time  after  such a  declaration  of  acceleration  with  respect to
Tortoise  Notes of any series has been made and before a judgment  or decree for payment of the money due has been  obtained  by the  Trustee as  provided in the
Indenture,  the Holders of a majority  in  principal  amount of the  Outstanding
Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such  declaration and its consequences if: (1) the Company has paid or  deposited  with the  Trustee a sum  sufficient  to pay (A) all  overdue interest  on all  Tortoise  Notes  of that  series,  (B) the  principal  of (and premium,  if any,  on) any  Tortoise  Notes of that series which have become due otherwise than by such  declaration of acceleration  and any interest thereon at the rate or rates prescribed  therefor in such Tortoise Notes, (C) to the extent that payment of such interest is lawful,  interest upon overdue  interest at the rate or rates prescribed  therefor in such Tortoise Notes, and (D) all sums paid
or  advanced  by  the  Trustee  and  the  reasonable   compensation,   expenses,
disbursements and advances of the Trustee,  its agents and counsel;  and (2) all
Events of Default with respect to Tortoise Notes of that series,  other than the non-payment  of the principal of Tortoise Notes of that series which have become due solely by such  declaration  of  acceleration,  have been cured or waived as provided in Section 5.13 of the Indenture.  No such rescission  shall affect any subsequent default or impair any right consequent thereon.

13. Trustee Dealings with the Company

     Subject to certain  limitations  imposed by the Act, the Trustee  under the
Indenture,  in its  individual  or any other  capacity,  may become the owner or pledgee of Tortoise  Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

14. No Recourse Against Others

     A director,  officer,  employee or stockholder,  as such, of the Company or the Trustee  shall not have any  liability  for any  obligations  of the Company under the Tortoise  Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting the Tortoise
Notes, each Holder of Tortoise Notes waives and releases all such liability. The waiver and release are part of the  consideration  for the issue of the Tortoise
Notes.

15. Authentication

     The Trustee's  authentication  certificate upon the Tortoise Notes shall be substantially in the forms provided in the Indenture. No Tortoise Notes shall be secured  or  entitled  to the  benefit  of the  Indenture,  or shall be valid or
obligatory   for  any  purpose,   unless  a   certificate   of   authentication,
substantially  in such form,  has been duly  executed by the  Trustee;  and such certificate of the Trustee upon any Tortoise Notes shall be conclusive  evidence and the only  competent  evidence  that  such  Bond has been  authenticated  and delivered.  The Trustee's  certificate of authentication shall be deemed to have been duly  executed by it if  manually  signed by an  authorized  officer of the
Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Tortoise Notes issued.

16. Abbreviations

     Customary  abbreviations  may be used in the name of a Holder  of  Tortoise
Notes or an assignee,  such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties),  JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

17. CUSIP Numbers

     Pursuant  to a  recommendation  promulgated  by the  Committee  on  Uniform
Security Identification  Procedures,  the Company has caused CUSIP numbers to be printed on the Tortoise  Notes and has directed the Trustee to use CUSIP numbers in notices of  redemption  as a  convenience  to Holders of Tortoise  Notes.  No representation  is made as to the accuracy of such numbers  either as printed on the Tortoise  Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company  will  furnish to any Holder of Tortoise  Notes,  upon  written request  and  without  charge to the  Holder of  Tortoise  Notes,  a copy of the
Indenture  which  has in it the  text of the  Tortoise  Notes  in  larger  type.
Requests  may be made to:  Tortoise  Energy  Capital  Corporation,  10801 Mastin
Boulevard, Suite 222, Overland Park, Kansas.

                                 ASSIGNMENT FORM

       To assign these Series ___ Tortoise Notes, fill in the form below:

         I or we assign and transfer these Series ___ Tortoise Notes to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

 and irrevocably appoint _______________________________ agent to transfer these
      Series ___ Tortoise Notes on the books of the Company. The agent may substitute another to act for him.

Date:______________________        Your Signature: ____________________________